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                                                                    EXHIBIT 23.7



                      CONSENT OF BEAR, STEARNS & CO. INC.



     We hereby consent to the inclusion in the Offering Circular/Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of Global TeleSystems Group, Inc. of our opinion attached as Annex C thereto and to the reference to such opinion and to our firm therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission issued thereunder.



                                          Bear, Stearns & Co. Inc.



                                          By:     /s/ H. ANDREW DECKER


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                                            Name:  H. Andrew Decker


                                            Title:   Senior Managing Director



Dated: January 28, 1999